    As filed with the Securities and Exchange Commission on November 3, 2000
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                              SOLECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                     94-2447045
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                               777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                  SUSAN S. WANG
                     SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                              OFFICER AND SECRETARY
                              SOLECTRON CORPORATION
                               777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:
                             STEVEN E. BOCHNER, ESQ.
                               JOHN A. FORE, ESQ.
                             DANIEL J. WEISER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI,
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (415) 493-9300

                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-34494

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                          PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM        OFFERING PRICE         AMOUNT OF
   SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)(2)         PER UNIT        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value............               --                      --                  --
Preferred Stock, $0.001 par value.........               --                      --                  --
Debt Securities.....................                     --                      --                  --
Total...............................                $533,808,400               100%(3)            $140,926
==============================================================================================================

(1) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the debt securities.

(3) The proposed maximum offering price per unit will be determined by us in connection with the issuance of the Securities.

              INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                   ON FORM S-3, REGISTRATION NUMBER 333-34494

     Solectron Corporation is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of our debt and equity securities contemplated by the registration statement on Form S-3 (Reg. No. 333-34494) filed by us with the Securities and Exchange Commission, which we refer to in this document as the Commission, on April 11, 2000. Registration statement 333-34494 was amended by amendment no. 1, filed on April 14, 2000. Registration statement 333-34494 was declared effective on April 14, 2000.

     We are filing this registration statement for the sole purpose of increasing the aggregate amount of securities issuable by $533,808,400. The contents of registration statement 333-34494, including each of the documents we filed with the Commission and incorporated or that were deemed to be incorporated by reference therein, and all exhibits thereto, and including documents filed after the date hereof until our offering is complete, are incorporated in this registration statement by reference.

     We hereby certify that we have instructed our bank to transmit to the Commission the applicable filing fee by a wire transfer from our account to the Commission's account at Mellon Bank as soon as practicable, but no later than the close of the next business day following the filing of this registration statement. We further certify that we will not revoke the instructions to make the wire transfer and that we have sufficient funds in our account to cover the amount of the filing fee.


EXHIBITS

The following documents are filed as exhibits to this registration statement:

 5.1 - Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1 - Consent of KPMG LLP, independent auditors
23.2 - Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

                                SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on November 3, 2000.


                                       Solectron Corporation



                                       By: /s/ Koichi Nishimura, Ph.D.
                                          ----------------------------------
                                          Koichi Nishimura, Ph.D.
                                          President, Chief Executive Officer
                                          and Chairman of the Board

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

          NAME                                  TITLE                         DATE
-------------------------------   -----------------------------------   ----------------
/s/ Koichi Nishimura, Ph.D.       President, Chief Executive Officer    November 3, 2000
-------------------------------   and Chairman of the Board
Koichi Nishimura, Ph.D.

/s/ Susan S. Wang                 Chief Financial Officer (Principal    November 3, 2000
-------------------------------   Financial and Accounting Officer),
Susan S. Wang                     Senior Vice President and Secretary

           *                      Director                              November 3, 2000
-------------------------------
Winston H. Chen

           *                      Director                              November 3, 2000
-------------------------------
Richard A. D'Amore

           *                      Director                              November 3, 2000
-------------------------------
Charles A. Dickinson

           *                      Director                              November 3, 2000
-------------------------------
Heinz Fridrich

           *                      Director                              November 3, 2000
-------------------------------
Philip V. Gerdine, Ph.D.

           *                      Director                              November 3, 2000
-------------------------------
William A. Hasler

           *                      Director                              November 3, 2000
-------------------------------
Kenneth E. Haughton, Ph.D.

          NAME                                  TITLE                         DATE
-------------------------------   -----------------------------------   ----------------
           *                      Director                              November 3, 2000
-------------------------------
Paul R. Low, Ph.D.

           *                      Director                              November 3, 2000
-------------------------------
Osamu Yamada


* By: /s/ Susan S. Wang
-------------------------------
Susan S. Wang, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                 EXHIBIT TITLE
-------                                -------------
  5.1               Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation.

  23.1              Consent of KPMG LLP, independent auditors.

  23.2              Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (included in Exhibit 5.1).

  24.1              Power of Attorney*

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     * Incorporated by reference from Solectron Corporation's registration statement on Form S-3, as amended, Commission File No. 333-34494.